UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (date of earliest event reported): June 16, 2015

                           DIVERSIFIED RESOURCES, INC.
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             (Exact name of registrant as specified in its charter)

        Nevada                           None                  98-0687026
 --------------------              -----------------        -----------------
(State or other jurisdiction     (Commission File No.)       (IRS Employer
  of incorporation)                                         Identification No.)

                             1789 W. Littleton Blvd.
                               Littleton, CO 80120
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          (Address of principal executive offices, including Zip Code)


       Registrant's telephone number, including area code: (303) 797-5417

                                       N/A
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          (Former name or former address if changed since last report)


Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02.  Unregistered Sales of Equity Securities

     On June 16, 2015 the Company's directors approved the sale of a convertible note in the principal amount of $200,000 to one accredited investor. The note bears interest at 12% per year and matures on June 16, 2017. The purchaser of the note also received a warrant which allow for the purchase of up to 40,000 shares of the Company's common stock. The warrant has an exercise price of $0.80 per share and expires on June 16, 2017.

     With the exception of the maturity date of the note and the expiration date of the warrant, the terms of the note and warrant are the same as those attached as Exhibits 10.8 and 10.9 to the Company's 8-K report filed on June 4, 2015.

     The Company relied upon the exemption provided by Section 4(a)(2) of the Securities Act of 1933 in connection with the sale of these securities. The person who acquired these securities was a sophisticated investor and was provided full information regarding the Company's business and operations. There was no general solicitation in connection with the offer or sale of these securities. The person who acquired these securities acquired them for his own account. The certificates representing these securities will bear a restricted legend providing that they cannot be sold except pursuant to an effective registration statement or an exemption from registration. No commission was paid to any person in connection with the sale of these securities.

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

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  June 16, 2015

                                    DIVERSIFIED RESOURCES, INC.


                                    By:/s/ Paul Laird
                                       -------------------------------------
                                       Paul Laird, Chief Executive Officer









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